SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 2. Acquisition or Disposition of Assets

        Derma Sciences, Inc. (the “Registrant”), on January 9, 2004, purchased from Kimberly-Clark Corporation certain assets theretofore employed by Kimberly-Clark in the manufacture of wound care products (the “Transaction”). The Registrant filed its original and amended reports on Form 8-K relative to the Transaction on January 23 and January 26, 2004, respectively (the “Prior Reports”). The Registrant is filing the present amended report on Form 8-K in order to report the below described amendment to the Purchase Agreement relative to the Transaction. Capitalized terms have the meanings described in the Prior Reports.

        As amended, the Purchase Agreement provides for payment of the $1,566,000 balance due in accordance with an amended promissory note secured by an irrevocable letter of credit issued by Merrill Lynch Bank USA and requiring a single payment of $1,566,000, without interest, on or before December 31, 2004. The Amended Purchase Agreement is attached hereto as Exhibit 2.01. The Amended and Restated Promissory Note and the form of Irrevocable Standby Letter of Credit are attached hereto as Exhibits A and B, respectively, to Exhibit 2.01.

        Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

        The foregoing description of the terms and provisions relating to the Transaction is qualified in its entirety by reference to the Amendment to Purchase Agreement filed as Exhibit 2.01 hereof, together with the Prior Reports.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.01	Amendment to Purchase Agreement, with exhibits, dated as of January 9, 2004 relative to the purchase by the Registrant of certain assets of Kimberly-Clark Corporation

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: February 4, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer